UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2015
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 8, 2015, Luke R. Schmieder retired as a director and the Chairman of the Board of Directors of Mesa Laboratories, Inc. (the “Company”). Mr. Schmieder served as a director and Chairman of the Board of Directors of the Company since March 1982 and as the Company’s Chief Executive Officer and Treasurer from its inception in March 1982 through March 2009.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed John Schmieder to fill the remaining term of the director vacancy created by Luke R. Schmieder’s retirement. In addition, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed H. Stuart Campbell, a current member of the Board of Directors since 1983, as the new Chairman of the Board of Directors. Both the appointment of John Schmieder as a director and the appointment of H. Stuart Campbell as the Chairman of the Board of Directors were effective April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 9, 2015		Mesa Laboratories, Inc. (Registrant)

/s/ John J. Sullivan
	BY:	John J. Sullivan,
President and Chief Executive Officer